    As filed with the Securities and Exchange Commission on August 16, 1999
                                                           Reg. No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _________________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               _________________

                               VIDEO CITY, INC.

            (Exact name of registrant as specified in its charter)

            Delaware                                    95-3897052
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)


    370 Amapola Avenue, Suite 208
       Torrance, California                                90501
(Address of principal executive offices)                 (Zip Code)

                               _________________
                            1996 Stock Option Plan,
                            1998 Stock Option Plan
                                      and
                         Certain Options and Warrants
                           (Full title of the plans)
                               _________________
                                  Young J. Kim
                   Senior Vice President and General Counsel
                               Video City, Inc.
                         370 Amapola Avenue, Suite 208
                          Torrance, California 90501
                    (Name and address of agent for service)

                                (310) 533--3900
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                             William J. Feis, Esq.
                     Troy & Gould Professional Corporation
                      1801 Century Park East, Suite 1600
                         Los Angeles, California 90067
                                (310) 553-4441

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                            Proposed Maximum       Proposed Maximum
Title of Securities To Be               Amount To Be          Offering Price       Aggregate Offering        Amount of
 Registered                             Registered/(1)/          Per Share               Price           Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share    3,324,165             $   2.00/(2)/           $6,648,330
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share      400,000             $   2.40/(2)/           $  960,000
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share      990,835             $  .8125/(3)/           $  805,053
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share      181,200             $1.02985/(2)/           $  186,609
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share      181,200             $1.02895/(2)/           $  186,446
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share      100,000             $   1.00/(2)/           $  100,000
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share      761,600             $0.51447/(2)/           $  391,820
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share      175,000             $   0.10/(2)/           $   17,500
----------------------------------------------------------------------------------------------------------------------
       TOTAL                              6,114,000                                     $9,295,758           $2,585
=======================================================================================================================

(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the plans, options and warrants.
(2) The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the plans and certain other outstanding options and warrants was calculated pursuant to Rule 457(h) using the prices at which such outstanding options and warrants may be exercised.
(3) Estimated pursuant to Rules 457(h) and 457(c), solely for the purpose of calculating the registration fee, based on the average of the bid and asked price of the Common Stock on August 9, 1999 as reported on the OTC Bulletin Board.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


*    Information required by Items 1 and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to
     Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed by Video City, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (i) the Company's Annual Report on Form 10-K for the year ended January 31, 1999, as amended;
         (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999 ;
         (iii) the Company's Current Report on Form 8-K dated March 31, 1999, as amended;
         (iv)   the Company's Current Report on Form 8-K dated July 26, 1999;
         (v) the description of the Company's Common Stock contained in the Company's Current Report on Form 8-K dated August 6, 1999 and filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report subsequently filed by the Company for the purpose of updating that description.

         In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Company's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         The Common Stock registered hereby is a class of securities registered under Section 12(g) of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel

         Counsel for the registrant, Troy & Gould Professional Corporation, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the registrant's stock option plans, be legally issued, fully paid and nonassessable. As of August 9, 1999, Troy & Gould Professional Corporation owned 46,233 shares of the Company's Common Stock, and two attorneys in that firm owned an aggregate of 50 shares of Series C Convertible Redeemable Preferred Stock of the Company.

    The financial statements incorporated by reference in this registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 6.  Indemnification of Directors and Officers

         The Company's Certificate of Incorporation and Bylaws permit the Company to indemnify its officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursements of expenses incurred) arising under the Securities Act.

         The Company has entered into indemnity agreements with its directors and executive officers. Pursuant to such indemnity agreements, the Company has agreed to indemnify each director and executive officer who is a party to the indemnity agreement under certain circumstances in which such person or the Company is named as a party to a proceeding (as that term is defined).

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits

         The following exhibits included herewith or incorporated herein by reference are made part of this Registration Statement:

         5       Opinion of Troy & Gould Professional Corporation.

         23.1    Consent of BDO Seidman, LLP.

         23.2    Consent of Troy & Gould Professional Corporation (contained in
                 Exhibit 5).

         24      Power of Attorney (contained in Part II).

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement:

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torrance, State of California, on August 12, 1999.


                                     VIDEO CITY, INC.


                                     By: /s/ Robert Y. Lee
                                         ---------------------------------------
                                            Robert Y. Lee,
                                            Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Y. Lee and Young J. Kim, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                        Title                                       Date
---------                                        -----                                       ----

/s/ Robert Y. Lee                                Chairman of the Board and                   August 12, 1999
----------------------------------------         Chief Executive Officer
Robert Y. Lee                                    (Principal Executive Officer)

/s/ Timothy J. Denari                            Chief Financial Officer                     August 12, 1999
---------------------------------------          (Principal Financial and
Timothy J. Denari                                Accounting Officer)

/s/ Barry L. Collier                             Director                                    August 12, 1999
----------------------------------------
Barry L. Collier

/s/ David A. Ballstadt                           Director                                    August 12, 1999
----------------------------------------
David A. Ballstadt

/s/ James Craig Kelly                            Director                                    August 12, 1999
----------------------------------------
James Craig Kelly

/s/ John T. Sheehy                               Director                                    August 12, 1999
----------------------------------------
John T. Sheehy

                                                 Director                                    August   , 1999
----------------------------------------
Michael T. Anderson

/s/ Gerald W.B. Weber                            Director                                    August 12, 1999
----------------------------------------
Gerald W. B. Weber

                                                 Director                                    August   , 1999
----------------------------------------
Charles E. Cooke

/s/ Stephen C. Lehman                            Director                                    August 12, 1999
----------------------------------------
Stephen C. Lehman